UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2011
ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey	07024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 363-4900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On May 16, 2011, ORBCOMM Inc. (“ORBCOMM” or the “Company”) completed its previously announced acquisition of substantially all of the assets of StarTrak Systems, LLC (“StarTrak”), a wholly-owned subsidiary of Alanco Technologies, Inc. (“Alanco”) and a leading provider of wireless asset and GPS tracking and monitoring products and services for the refrigerated transport market (the “StarTrak Acquisition”).
The consideration paid by ORBCOMM to Alanco at the closing with respect to substantially all the assets of StarTrak was equal to the aggregate face amount of approximately $18,500,000 (the “Closing Consideration”) in cash, stock and debt as follows:
(i)	Cash consideration in an amount equal to approximately $1,800,000, after the preliminary working capital adjustment;
(ii)	Cancellation and termination of all outstanding obligations of Alanco and StarTrak and their affiliates under the Anderson Loan Agreement (as defined below), including the then outstanding principal amount of $3,900,000;
(iii)	Cancellation and termination of all outstanding obligations of Alanco and StarTrak to ORBCOMM under a Secured Promissory Note in the principal amount of $300,000 including any interest and fees, if any, due thereunder as of the closing date;
(iv)	Delivery to Alanco of 500,000 shares of Series E convertible preferred stock of Alanco held by ORBCOMM having a face amount of $2,250,000;
(v)	Delivery to Alanco of 1,212,748 shares of common stock of Alanco representing shares of Alanco common stock (A) purchased by ORBCOMM from the Anderson Group (as described below) and from Slifkin and Robinson (as described below) and (B) previously received by ORBCOMM as dividends on shares of Series E convertible preferred stock of Alanco;
(vi)	Issuance and delivery to BNY Mellon Shareowner Services, as escrow agent (“Mellon”), of 249,917 shares of common stock of ORBCOMM (“ORBCOMM Stock”), which escrowed shares will be available to pay for a portion of the costs incurred as a result of a litigation currently pending against StarTrak;
(vii)	Issuance and delivery to Mellon of 166,611 shares of ORBCOMM Stock, which escrowed shares will be available to pay for a portion of certain product warranty, replacement and repair-related costs;
(viii)	Issuance and delivery to Alanco of 1,820,583 shares of ORBCOMM Stock;

(ix)	Issuance and delivery to Alanco of 183,550 shares of Series A perpetual convertible preferred stock of ORBCOMM (“ORBCOMM Preferred Stock”). Pursuant to the Certificate of Designation of Series A Convertible Preferred Stock of ORBCOMM (the “Certificate of Designation”) filed on May 16, 2011 with the office of the Secretary of State of the State of Delaware, each share of ORBCOMM Preferred Stock will be entitled to a 4% annual pay-in-kind dividend, have a face value of $10 and be convertible into 1.66611 shares of ORBCOMM Stock; and
(x)	Assumption by ORBCOMM of certain specified assumed liabilities, generally consisting of liabilities arising after the closing date and liabilities reflected in the closing working capital calculation.
In addition to the Closing Consideration, up to an additional gross amount of $1,500,000 (subject to certain reductions) in contingent payments (the “Earn Out Amount”) is payable by ORBCOMM if certain revenue milestones of the StarTrak business are achieved for the 2011 calendar year (the “Earn-Out Period”), ranging from $250,000 for total revenue of $20 million in the Earn-Out Period to $1,500,000 for total revenue of $24 million or more in the Earn-Out Period, subject to reduction by an amount equal to the total gross contingent amount, (x) multiplied by an amount equal to the aggregate number of shares of common stock of Alanco purchased by ORBCOMM from the Anderson Group, Slifkin and Robinson as described below and (y) divided by the total outstanding shares of common stock of Alanco immediately prior to closing, yielding an estimated net amount of up to $1,200,000 in contingent Earn Out Amount to Alanco.
On May 17, 2011, ORBCOMM issued a press release announcing the consummation of the StarTrak Acquisition, a copy of which is attached as Exhibit 99.1 to this Report and incorporated herein by reference.
The disclosures set forth under Item 2.03 of this Current Report on Form 8-K are incorporated herein by reference.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the StarTrak Acquisition, StarTrak Information Technologies, LLC (formerly STK Acquisition, LLC), a wholly-owned subsidiary of ORBCOMM formed to receive the StarTrak assets and operate the StarTrak business after the closing, acquired at the closing all of the rights of the lender under the Amended and Restated Loan and Security Agreement dated December 21, 2007, as amended, by and between Donald E. Anderson and Rebecca E. Anderson, Trustees of the Anderson Family Trust, UTA dated December 20, 1993 (the “Anderson Trust”) as lender, and Alanco, StarTrak and the other borrower parties thereto (the “Anderson Loan Agreement”).
In consideration of the acquisition of the Anderson Trust’s rights under the Anderson Loan Agreement, (i) StarTrak Information Technologies, LLC separately (A) issued at closing a Secured Promissory Note in favor of the Anderson Trust in the principal amount of $3,900,000 (the “Secured Promissory Note”) and (B) entered into a Security Agreement in favor of the Anderson Trust, pursuant to which StarTrak Information Technologies, LLC granted a security interest in certain of its assets, and (ii) ORBCOMM separately entered into at closing a Guaranty (the “Anderson Note Guaranty”) pursuant to which ORBCOMM unconditionally guaranteed the obligations of StarTrak Information Technologies, LLC under the Secured Promissory Note.

The principal terms of the Secured Promissory Note are summarized below:

Security:	Obligation secured by certain assets purchased from StarTrak, including StarTrak’s intellectual property, customer service contracts and equipment employed in performing the customer service contracts but in any event excluding all inventory and accounts receivable; provided that such security interest shall terminate upon the earlier to occur of (i) the outstanding balance being reduced to at or below $3,000,000 and (ii) the first successful launch of one or more of ORBCOMM’s Next Generation (OG2) satellites

Interest:	Interest payable in cash quarterly at the rate of 6% per year

Loan Fee:	$79,146.36 due upon closing

Maturity:	December 31, 2015

Principal Payments:	$200,000 due upon closing

$62,500 due on last day of each calendar quarter in 2012

$75,000 due on last day of each calendar quarter in 2013

$100,000 due on last day of each calendar quarter in 2014

$125,000 due on the last day of each calendar quarter of 2015, except full balance due on December 31, 2015
The Secured Promissory Note also contains customary events of default (with customary grace periods, as applicable), including provisions under which, upon the occurrence of an event of default, all outstanding amounts may be accelerated. Also under such provisions, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Secured Promissory Note shall automatically become immediately due and payable.
Item 3.02. Unregistered Sales of Equity Securities.
The disclosures set forth under Item 2.01 of this Current Report on Form 8-K relating to the issuance of ORBCOMM Stock and ORBCOMM Preferred Stock to Alanco (including the shares to be held in escrow) on May 16, 2011 are incorporated herein by reference.
On May 16, 2011, ORBCOMM separately purchased from the Anderson Trust and certain of its affiliates (collectively, the “Anderson Group”) shares of common stock of Alanco held by the Anderson Group. As consideration for the sale by the Anderson Group of the Alanco shares owned by the Anderson Group, ORBCOMM issued and delivered to each member of the Anderson Group 0.62646 shares of ORBCOMM Stock for each share of Alanco stock sold to ORBCOMM by such seller, or an aggregate of 413,184 shares of ORBCOMM Stock.

On May 16, 2011, ORBCOMM separately purchased from Timothy P. Slifkin (“Slifkin”) and Thomas A. Robinson (“Robinson”) shares of common stock of Alanco held by each of Slifkin and Robinson. As consideration for the sale by Slifkin and Robinson of the Alanco shares owned by them, ORBCOMM issued and delivered to each of Slifkin and Robinson 0.45651 shares of ORBCOMM Stock for each share of Alanco stock sold to ORBCOMM by such seller, or an aggregate of 218,877 shares of ORBCOMM Stock. In addition, each of Slifkin and Robinson are entitled to receive a pro rata portion of an earn out amount based on revenue achieved in calendar year 2011 by the StarTrak business acquired, which is payable in cash or shares of ORBCOMM common stock at ORBCOMM’s discretion.
The issuances of ORBCOMM Stock and ORBCOMM Preferred Stock to Alanco, the Anderson Group and Robinson and Slifkin were pursuant to exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The disclosures set forth under Item 2.01 of this Current Report on Form 8-K relating to the Certificate of Designation with respect to the ORBCOMM Preferred Stock and the terms thereof are incorporated herein by reference. The Certificate of Designation was adopted by resolution of the Board of Directors as provided for in the Company’s Certificate of Incorporation and the Delaware General Corporation Law. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.
The Company intends to file the required financial statements of the StarTrak business in an amendment to this Current Report on Form 8-K within 71 days.
(b) Pro Forma Financial Information.
The Company intends to file the required pro forma financial statements relating to the StarTrak Acquisition in an amendment to this Current Report on Form 8-K within 71 days.
(d) Exhibits.

3.1	Certificate of Designation of Series A Convertible Preferred Stock of the Company

99.1	Press release of ORBCOMM Inc. and Alanco Technologies, Inc. dated May 17, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By	/s/ Christian Le Brun
	Name:	Christian Le Brun
	Title:	Executive Vice President, General Counsel and Secretary
Date: May 20, 2011